Exhibit 2

                           INVESTORS' RIGHTS AGREEMENT

           This Investors' Rights Agreement (this "Agreement") is made and entered into as of this __ day of August, 2004, by and between Crown Financial Group, Inc., a New Jersey corporation (the "Company"), and Sky Capital Holdings Ltd. and Sky Capital Enterprises Inc. (individually a "Purchaser" or "Holder" and collectively, the "Purchasers" or the "Holders").

                                    PREAMBLE
         This Agreement is made pursuant to two identical Subscription and Stock Sale Agreements of even date with this Agreement, by and between each Purchaser and the Company (each a "Purchase Agreement")

         The Company and the Purchasers hereby agree as follows:

         1. Definitions. Pursuant to the Purchase Agreements, the Company and Holders have entered into a Registration Rights Agreement of even date ("Registration Rights Agreement"). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement or in the Registration Rights Agreement shall have the meanings given such terms in the Purchase Agreement or Registration Rights Agreement as the case may be.



         2. Director or Advisor


         (a) The Company and its Board of Directors shall engage a designee of the Holders as a nonvoting advisor to the Company's Board of Directors (the "Advisor") or in lieu thereof, at Holders' option, to nominate, and use its best efforts to cause a designee of Holders to be elected to the Board of Directors of the Company ("Director"). The Advisor or Director may be a director, officer, partner, employee or affiliate of Holders and the Holders shall designate such person in writing to the Board of Directors. The initial designee is Michael E. Recca. In the event the Holders shall not have designated such individual at the time of any meeting of the Board of Directors or Committee or such person is unavailable to serve, the Company shall notify the Holders of each meeting of the Board and any Committee; in such event, the Holders may designate an substitute Advisor to attend such meeting in place of the Director or Advisor, as the case may be. The Advisor shall be entitled to receive notice of and attend all meetings of the Board of Directors and the Advisor or Director, as the case may be, shall be entitled to receive notice of, and attend and speak at, all meetings of committees of the Board of Directors ("Committees"). There may be appropriate circumstances for Committees to have discussions and take actions without the presence of the Advisor or Director; in such event, the Advisor or Director shall excuse himself from the meeting for such portion as is so appropriate. The Advisor, if any, designated by the Holders shall receive all




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CUSIP NUMBER 22834Q 10 8


notices and other correspondence and communications sent by the Company to members of the Board and the Advisor and Director, as the case may be shall receive all notices and other correspondence and communications sent by the Company to, or between, the members of any Committee. Such Advisor shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation. In addition, such Advisor shall be entitled to the same compensation as the Company pays to its Independent Directors for acting in such capacity. The Company further agrees that it shall give the Advisor the same notice of any meeting of the Company's Board of Directors as it affords its other directors and the Director and Advisor, as the case may be, shall be given the same notice of any meeting of Committees as the other Committee members are given. The Director shall receive the same compensation and reimbursement of expenses as is given by the Company to its Independent Directors.

         (b) The Company agrees to indemnify and hold the Advisor or Director, as the case may be, harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of the Advisor or Director at any such meetings described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, the Director shall be an insured under such policy and the Company agrees, if possible, to include the Advisor as an insured under such policy. It is expressly understood that the Advisor or Director may report to the executive officers and/or boards of directors of the Holders, all matters discussed and all action taken at Board of Directors' and Committee meetings attended by the Advisor or Director and may provide them with copies of all information provided to the Advisor or Director in connection therewith.

         3. Securities Law Registration and Compliance

         The Company shall maintain its registration under the Securities and Exchange Act of 1934 and timely, and properly, file all reports required to be filed by it thereunder. The Company shall use its best efforts to comply with the requirements of Rule 144 promulgated under the Securities Act in order that holders of its restricted Common Stock may be able to sell such shares pursuant to such Rule. The Company, promptly after it meets the listing requirements for its Common Stock to be listed or admitted for trading on the NASDAQ National Market, shall apply for such listing and diligently prosecute such application to completion. Once listed, the Company shall use its best efforts to maintain such listing. In lieu of listing on the NASDAQ National Market either initially or after listing, the Company may cause its Common Stock to be listed or admitted for trading on the American Stock Exchange or New York Stock Exchange.



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CUSIP NUMBER 22834Q 10 8


         4.     Annual Meetings



         The Company shall hold an annual meeting of stockholders for the election of directors within 180 days after the end of each of the Company's fiscal years commencing with the fiscal year ending January 21, 2005 and, within 150 days after the end of each of the Company's fiscal years, provide the Company's stockholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Exchange Act and shall be included in an annual report pursuant to the requirements of such Rule.


         5. Additional Undertakings



         (a) As soon as possible after the date hereof, the Company shall take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions or other equivalent securities manual, if not so included and to maintain its listing therein for a period of five (5) years from the date hereof.

         6. Benefits of Agreement.

     The undertakings and agreements by the Company herein are for the benefit of the Holders and may be enforced by the Holders by appropriate proceeding.


         7. Miscellaneous.

         (a) In the event of a breach by the Company of any of its obligations under this Agreement, each Holder in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

         (b) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders.

         (c) Notices shall be given in the manner set forth in the Purchase Agreement. The address for such notices and communications shall be as follows:

                        If to the Company:        525 Washington Blvd.
                                                  Jersey City, NJ 07310
                                                  ATTN: President

                                 With a copy to:
                                                  Ralph V. DeMartino, Esq.
                                                  Dilworth Paxson LLP
                                                  1818 N St., NW #400
                                                  Washington, DC 20036





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CUSIP NUMBER 22834Q 10 8

                        If to a Purchaser:  The address of each set forth in the
                                            Purchase Agreement

                           With a copy to:  Fredric J. Gruder, Esq.
                                            775 Park Avenue, Suite 255
                                            Huntington, NY 11743

                        If to any other     To the address of such Holder as it
                        Person who is then  appears in the stock transfer books
                        the registered      of the Company
                        Holder:

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         (d) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder to a transferee of the any of the Shares to the extent of such transfer.

         (e) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

         (f) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan and each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts.

         (g). The remedies provided herein are cumulative and not exclusive of any remedies provided by law.




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CUSIP NUMBER 22834Q 10 8



         (h) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (i) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         SIGNATURES APPEAR ON NEXT PAGE








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CUSIP NUMBER 22834Q 10 8





         IN WITNESS WHEREOF, the parties have executed this Investors' Rights Agreement as of the date first written above

Crown Financial Group, Inc.            Sky Capital Holdings Ltd.

By:  /s/ John P. Leighton              By:  /s/ Michael Recca
     --------------------                   -----------------
                                       Sky Capital Enterprises Inc.

                                       By:  /s/ Michael Recca
                                           --------------------




















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